  As filed with the Securities and Exchange Commission on November 18, 1996
                                                 Registration No. 333-________
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                              ________________

                             AVANT! CORPORATION
           (Exact name of registrant as specified in its charter)

           DELAWARE                                     94-3133226
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                           1208 East Arques Avenue
                             Sunnyvale, CA 94086
             (Address of principal executive offices) (Zip Code)
                              ________________

               META-SOFTWARE, INC. 1995 EQUITY INCENTIVE PLAN
           META-SOFTWARE, INC. 1992 STOCK OPTION/APPRECIATION PLAN
            META-SOFTWARE, INC. 1995 DIRECTORS' STOCK OPTION PLAN
            META-SOFTWARE, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plans)
                              ________________

                                GERALD C. HSU
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             AVANT! CORPORATION
            1208 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086
                   (Name and address of agent for service)
                               (408) 738-8881
        (Telephone number, including area code, of agent for service)
                              ________________

                       CALCULATION OF REGISTRATION FEE
================================================================================

                                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                            AMOUNT TO         OFFERING PRICE       AGGREGATE          AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED                  BE REGISTERED (1)       PER SHARE        OFFERING PRICE    REGISTRATION FEE
Meta-Software, Inc. 1995 Equity Incentive Plan
----------------------------------------------
Options to purchase Common Stock, $0.0001 par value        227,992                 N/A                N/A                 N/A
Common Stock, $0.0001 par value                         227,992 shares          $18.39 (2)      $4,192,772.88 (2)      $1,270.54

Meta-Software, Inc. 1992 Stock
------------------------------
Option/Appreciation Plan
------------------------
Options to purchase Common Stock,
    $0.0001 par value                                      373,635                 N/A                 N/A                N/A
Common Stock, $0.0001 par value                         373,635 shares          $18.39 (2)      $6,871,147.65 (2)      $2,082.16

Meta-Software, Inc. 1995 Directors'
-----------------------------------
Stock Option Plan
-----------------
Options to purchase Common Stock,
    $0.0001 par value                                      6,575                   N/A                 N/A                N/A
Common Stock, $0.0001 par value                         6,575 shares            $18.39 (2)        $120,914.25 (2)      $   36.64

                                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                            AMOUNT TO         OFFERING PRICE       AGGREGATE          AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED                  BE REGISTERED (1)       PER SHARE        OFFERING PRICE    REGISTRATION FEE
 Meta-Software, Inc. 1995 Employee
 ---------------------------------
Stock Purchase Plan
------------------------------------
Common Stock, $0.0001 par value                        10,960 shares            $26.81 (3)       $293,837.60 (3)       $  89.04

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Meta-Software, Inc. 1995 Equity Incentive Plan, Meta-Software, Inc. 1992 Stock Option/Appreciation Plan, Meta-Software, Inc. 1995 Directors' Stock Option Plan or the Meta-Software, Inc. 1995 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Avant! Corporation.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the weighted average exercise price of the outstanding options.
(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the average of the high and low prices per share of Common Stock of Avant! Corporation as reported on the Nasdaq National Market on November 13, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               Avant! Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Registrant's Registration Statement No. 333-11659 on Form S-4 filed with the SEC on September 30, 1996, in which there is set forth supplemental financial statements for the Registrant's fiscal year ended December 31, 1995;

     (c) (1) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1996;

               (2) The Registrant's Reports on Form 8-K filed with the SEC on October 16, 1996 and October 24, 1996; and

     (d) The Registrant's Registration Statement No. 0-25864 on Form 8-A filed with the SEC on April 12, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide such officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable

Item 8.   Exhibits
          --------



Exhibit Number   Exhibit
--------------   -------------------------------------------------
5                Opinion and consent of Gunderson Dettmer Stough
                 Villeneuve Franklin & Hachigian, LLP.
23.1             Consent of KPMG Peat Marwick LLP, Independent
                 Auditors.
23.2             Consent of KPMG Peat Marwick LLP, Independent
                 Auditors.
23.3             Consent of Gunderson Dettmer Stough Villeneuve
                 Franklin & Hachigian, LLP is contained in
                 Exhibit 5.
24               Power of Attorney. Reference is made to page
                 II-4 of this Registration Statement.

Item 9.   Undertakings
          ------------

          A. The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Meta-Software, Inc. 1995 Equity Incentive Plan, Meta-Software, Inc. 1992 Stock Option/Appreciation Plan, Meta-Software, Inc. 1995 Directors' Stock Option Plan and/or the Meta-Software, Inc. 1995 Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section l5(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 14th day of November, 1996.

                                AVANT! CORPORATION


                                By: /s/  G.C. Hsu
                                    ----------------
                                    Gerald C. Hsu
                                    Chairman of the Board, President and
                                    Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Avant! Corporation, a Delaware corporation, do hereby constitute and appoint Gerald C. Hsu and John P. Huyett and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                   Date
---------               -----                                   ----


/s/ G.C. Hsu            Chairman of the Board,                November 14, 1996
-------------           President and Chief Executive
Gerald C. Hsu           Officer (Principal Executive
                        Officer)


/s/ John P. Huyett      Vice President of Financial           November 14, 1996
-------------------     and Administrative Services, Chief
John P. Huyett          Financial Officer and Treasurer
                        (Principal Financial and
                        Accounting Officer)

Signature               Title                                   Date
---------               -----                                   ----

/s/ Y. Eric Cho         Senior Vice President of              November 14, 1996
----------------        Corporate Operations,
Y. Eric Cho             Secretary and Director

/s/ Shawn Hailey        Director                              November 14, 1996
-----------------
Shawn Hailey

/s/ Tench Coxe          Director                              November 14, 1996
---------------
Tench Coxe

/s/ Tatsuya Enomoto     Director                              November 14, 1996
--------------------
Tatsuya Enomoto

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number        Exhibit
-------       -------
5             Opinion and consent of Gunderson Dettmer Stough Villeneuve
              Franklin & Hachigian, LLP.
23.1          Consent of KPMG Peat Marwick LLP, Independent Auditors.
23.2          Consent of KPMG Peat Marwick LLP, Independent Auditors.
23.3          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP is contained in Exhibit 5.
24            Power of Attorney. Reference is made to page II-4 of this
              Registration Statement.